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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement Nos. 333-144885, 333-116799, 333-105398, 333-105397, 333-103556, 333-65332 and 333-59433 on Form S-8 and Registration Statement No. 333-57301 on Form S-3 of our report dated February 29, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Georgia Gulf Corporation (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption by Georgia Gulf Corporation of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainties in Income Taxes an Interpretation of FASB Statement No. 109, on January 1, 2007, the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006, and the adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2006) and our report dated February 29, 2008 relating to the effectiveness of Georgia Gulf Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K of Georgia Gulf Corporation for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
February 29, 2008

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm